UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 6, 2016

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2016, Agile Therapeutics, Inc. (“Agile” or the “Company”) announced the appointment of Renee Selman as the Company’s Chief Commercial Officer, effective July 6, 2016 (the “Effective Date”).  Ms. Selman will succeed Katie MacFarlane, who has chosen to return to her previous role as an advisor to the Company as managing partner of SmartPharma, LLC., as of the Effective Date.

The Company has entered into an employment agreement with Ms. Selman, substantially on the same terms as included in the Company’s form of employment agreement, previously filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016.  The Company also has entered into a consulting agreement with Ms. MacFarlane detailing the terms of her role as an advisor to the Company.

Item 8.01 Other Events

On July 6, 2016, the Company issued a press release announcing that Renee Selman had been appointed as the Company’s Chief Commercial Officer and is succeeding Katie MacFarlane who has chosen to return to her previous role as an advisor to the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Press Release dated July 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: July 6, 2016	By:	/s/ Al Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer

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